EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

     We consent to the incorporation by reference in this Registration Statement (Form S-3 No. 33-_______) and related Prospectus of Recovery Engineering, Inc. for the registration of 1,000,000 shares of its common stock of our report dated January 30, 1998, with respect to the financial statements and schedule of Recovery Engineering, Inc. included in the Annual Report (Form 10-K) of Recovery Engineering, Inc., and to the references to our firm under the captions "Selected Financial Data" and "Experts" in this Registration Statement.

                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
February 24, 1998